Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 27, 2006, except Notes 13, 15 and 16 (for 2005 and 2004) as to which the date is June 4, 2007, in Amendment No. 1 to the Registration Statement (Form S-11 No. 333-142395) and related Prospectus of GMH Communities Trust dated June 5, 2007 for the registration of 34,141,864 common shares of beneficial interest.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 4, 2007